Exhibit 99.1

SCBT Financial Corporation Announces Acquisition of TSB Financial Corporation;

Creating the Largest Community Bank Operating in North and South Carolina*

•	Number 8 in Deposit Market Share in Charlotte MSA
•	N.C. Banking Franchise Offers Significant Market Expansion and Growth Opportunities

COLUMBIA, S.C. & CHARLOTTE, N.C. -- (BUSINESS WIRE) -- August 30, 2007--SCBT Financial Corporation (NASDAQ: SCBT) and TSB Financial Corporation (OTCBB: TSBC), the holding company for The Scottish Bank, announced today the signing of a definitive merger agreement under which TSB Financial Corporation (“TSB”) will merge into SCBT Financial Corporation (“SCBT”) in exchange for a combination of shares of SCBT common stock and cash consideration.  The Scottish Bank has offices in the Myers Park, SouthPark, Cotswold, Mint Hill areas of the Charlotte-Gastonia-Concord NC, SC MSA (“Charlotte MSA”) as well as a loan production office in Cornelius (Lake Norman).

"This is an important day for SCBT,” said Robert R. Hill, Jr., president and CEO of SCBT Financial Corporation.  “We are excited about our expansion into North Carolina and see this as only the first step of building a strong community bank in Charlotte and other North Carolina communities.  We are well positioned to be very competitive and believe this expansion will help drive the continued growth of our company.  With approximately $2.6 billion in combined assets, we will have the size, product diversity, and team to become the premier community bank of the Carolinas.”

TSB commenced operations in 1998 and, as of June 30, 2007, TSB reported total assets, loans and deposits of approximately $192.9 million, $149.0 million and $159.0 million, respectively.  As a result of this transaction, the combined company will operate 10 locations in the Charlotte MSA, including SCBT’s five existing locations in the South Carolina portion of the market, and based on June 30, 2007 financial results, have balances of approximately $369.1 million in loans and $383.1 million in deposits in the Charlotte MSA.

Under the terms of the merger agreement, TSB shareholders will receive aggregate consideration of 939,372 shares of SCBT common stock and $9.4 million in cash, including the cash-out value of TSB’s stock options.   The stock portion of the consideration is based upon a fixed exchange ratio of 0.993 shares of SCBT common stock for each of the outstanding shares of TSB common stock, which as of June 30, 2007 totaled 1,113,037 shares.  Based on SCBT’s ten-day average closing stock price of $36.25, as of August 29, 2007, the transaction is valued at approximately $43.4 million in the aggregate or $35.74 per fully diluted TSB share.  Holders of the issued and outstanding common stock of TSB will have the right to receive either $35.00 in cash per share, or SCBT common stock, or a combination thereof subject to the overall limits set forth above.  This equates to a consideration mix of approximately 85% stock / 15% cash for the outstanding shares of TSB at the time of the merger agreement.

The merger agreement has been unanimously approved by the board of directors of each company, and it is subject to regulatory approvals and the affirmative vote of the holders of the majority of the outstanding shares of TSB.  The transaction is anticipated to close in the fourth quarter of 2007.

“During the last ten years, SCBT has expanded its franchise into many high growth markets in South Carolina.  Similarly, the acquisition of TSB serves to further enhance the future growth prospects of our organization.  For financial modeling purposes, we have assumed what we believe to be conservative growth, cost saves and revenue synergies projections.  Based on these results, we estimate the transaction to be slightly dilutive to neutral to FY 2008 GAAP EPS with accelerating EPS accretion thereafter.  Given SCBT’s broader array of products and services and TSB’s current expense base and historically low fee income results, we are confident that we can achieve, if not exceed, our financial assumptions and create long-term shareholder value,” said Hill.

Following the completion of the merger, The Scottish Bank will operate as a subsidiary bank of SCBT, retaining its current name.  John B. Stedman, Jr., president and CEO of TSB, has entered into an employment agreement to continue in this role following the close of the merger and will report directly to Robert R. Hill, Jr.  SCBT and its subsidiaries will operate a total of 50 locations in both North and South Carolina.

"SCBT and TSB share the same community banking business philosophy. By merging our two holding companies, The Scottish Bank can offer expanded financial products and services throughout our targeted market. We will now have the ability to handle much larger credit needs which will help us with our existing and prospective commercial clients," said Stedman. "Further, our customers will be able to take advantage of SCBT's greater array of ancillary services such as trust, treasury management and mortgage services.”

"John is a talented banker and will be a big asset to our management team.  Since its founding, the entire TSB organization has worked hard to build a community bank that could effectively service the banking needs of the Charlotte area.  We look forward to complementing what has already been built,” commented Hill.

“By combining TSB’s existing infrastructure and its new corporate headquarters in SouthPark which will open in November 2007, with the products, services and resources of a larger financial institution, our combined organization will be well-positioned to accelerate growth and better serve the banking needs of customers throughout both Carolinas.  This is consistent with our stated corporate objective of building the premier community bank in the Carolinas,” Hill concluded.

Sandler O’Neill + Partners, L.P. served as financial advisor and McNair Law Firm provided legal counsel to SCBT.  Keefe, Bruyette & Woods, Inc. acted as financial advisor and Robinson, Bradshaw & Hinson served as legal counsel to TSB.

SCBT will file a registration statement and other relevant documents concerning the transaction with the Securities Exchange Commission and appropriate state and federal banking authorities as soon as is practical.  TSB will prepare a proxy statement and other relevant documents concerning the proposed transaction for its shareholders. TSB shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SCBT Financial

Corporation, at the SEC's Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, South Carolina 29202, Attention: Richard C. Mathis, Executive Vice President and Chief Risk Officer, or TSB Financial Corporation, 1057 Providence Road, Charlotte, North Carolina 28207, Attention: Janet H. Hollar, Chief Financial Officer.

SCBT, TSB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TSB in connection with the merger.  Information about the directors and executive officers of TSB and their ownership of TSB common stock is set forth in TSB’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at TSB’s address in the preceding paragraph.  Information about the directors and executive officers of SCBT is set forth in SCBT’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from SCBT at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company's two subsidiary banks are South Carolina Bank and Trust, N.A., the 4th largest bank headquartered in South Carolina, and South Carolina Bank and Trust of the Piedmont, N.A. Serving the needs of South Carolinians for over 74 years, SCBT Financial Corporation currently operates 45 financial centers in 16 South Carolina counties and has assets of nearly $2.3 billion. More information can be found at www.SCBTonline.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between SCBT Financial Corporation and TSB Financial Corporation including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to SCBT's and TSB’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of SCBT and TSB will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; and the risk that TSB’s shareholders will not approve the merger; increased competitive pressures and solicitations of TSB’s customers by competitors in the highly competitive Charlotte, North Carolina market.

All written or oral forward-looking statements attributable to SCBT and TSB are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in SCBT's annual report on Form 10-K for the year ended December 31, 2006 under "Forward-Looking Statements," and otherwise in SCBT's SEC reports and filings. Such reports are available upon request from SCBT or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

This press release does not constitute an offer to buy, or a solicitation of an offer to sell, shares of TSB common stock, or the solicitation of any proxies from TSB shareholders, nor does it constitute an offer to sell SCBT common stock.

* (Community bank defined as a bank with less than $10.0 billion in assets)

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=4936089

CONTACT:	SCBT Financial Corporation
Robert R. Hill, Jr.
John C. Pollok
Richard C. Mathis
803-765-4629

TSB Financial Corporation
Jan Hollar
704-331-8686

SOURCE:	SCBT Financial Corporation